UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12

GUGGENHEIM CREDIT ALLOCATION FUND (NYSE: GGM)

GUGGENHEIM ENHANCED EQUITY INCOME FUND (NYSE: GPM)

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND (NYSE: GOF)

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHAREHOLDER SERVICES

Shareholder Name

Address 1

Address 2

Address 3

URGENT NOTICE

August 6, 2021

Dear Shareholder:

We have been trying to contact you with regard to an important matter pertaining to your investment in Guggenheim Funds. This matter involves an important operating initiative for the Funds requiring your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-888-567-1626 between 9:00 a.m. and 11:00 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. At the time of the call please reference the number listed below.

Sincerely,

Brian Binder

Chief Executive Officer and President

Guggenheim Credit Allocation Fund

Guggenheim Enhanced Equity Income Fund

Guggenheim Strategic Opportunities Fund ("Guggenheim Funds")

SHAREHOLDER ID: 123456789

Guggenheim Investments

227 West Monroe Street • Chicago, Illinois 60606